UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2012

Imaging Diagnostic Systems, Inc.
(Exact name of registrant as specified in its charter)

Florida	0-26028	22-2671269
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

5307 NW 35th Terrace,
Fort Lauderdale, Florida 33309
 (Address of principal executive offices, including zip code)

(954) 581-9800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

See Item 8.01 below.

Item 8.01 Other Events.
On December 4, 2012, the Company filed with the Florida Secretary of State Articles of Amendment to its Articles of Incorporation (the "Amendment") for the purpose of effecting the Company's previously announced 1-for-500  reverse stock split (the "Reverse Split").  As a result of the filing of the Amendment, the Reverse Split became effective December 10, 2012, at which time each 500 shares of the Company's common stock outstanding automatically converted into one share of common stock. No fractional shares will be issued in connection with the Reverse Split. Instead, any fractional share resulting from the Reverse Split will be rounded up to the next largest whole share.
The Company's shares will continue to trade on the OTC Marketplace under the symbol "IMDS" with the letter "D" added to the end of the trading symbol for a period of 20 trading days to indicate that the Reverse Split has occurred.
The Reverse Split has no impact on shareholders' proportionate equity interests or voting rights in the Company or the par value of the Company's common stock, which remains unchanged.
The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 3.29 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.29	Articles of Amendment

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGING DIAGNOSTIC SYSTEMS, INC.

Date: December 14, 2012	By:	/s/ Linda B. Grable
Name: Linda B. Grable
Title: Chief Executive Officer